                                   KIMBALL INTERNATIONAL, INC. AND SUBSIDIARIES
                                         COMPUTATION OF EARNINGS PER SHARE
                                           THREE MONTHS ENDED DECEMBER 31,
                                                    (UNAUDITED)

                                                           1996                               1995
                                                -----------------------------       --------------------------
Net income, three months ended December 31,. .                    $14,621,000                      $12,291,000

Dividends declared on common stock:
  Class A -- $0.2575 and $0.2275 per share . .                     (1,868,000)                      (1,668,000)
  Class B -- $0.26 and $0.23 per share . . . .                     (3,496,000)                      (3,122,000)
                                                                   (5,364,000)                      (4,790,000)

Undistributed Earnings . . . . . . . . . . . .                    $ 9,257,000                      $ 7,501,000

Average number of shares outstanding . . . . .                     20,706,750                       20,910,895

Undistributed earnings divided
by average number
of shares outstanding  . . . . . . . . . . . .                    $.4471                           $.3587

                                                Class A           Class B           Class A        Class B

Undistributed earnings per share . . . . . . .  $.4471            $.4471            $.3587         $.3587
Assumed distribution of earnings . . . . . . .   .2575             .2600             .2275          .2300
  Earnings per share . . . . . . . . . . . . .  $.7046            $.7071            $.5862         $.5887

  Rounded. . . . . . . . . . . . . . . . . . .  $  .71            $  .71            $  .59         $  .59




                                   KIMBALL INTERNATIONAL, INC. AND SUBSIDIARIES
                                         COMPUTATION OF EARNINGS PER SHARE
                                            SIX MONTHS ENDED DECEMBER 31,
                                                    (UNAUDITED)

                                                           1996                               1995
                                                -----------------------------       --------------------------
Net income, six months ended December 31,. . .                    $28,142,000                      $20,709,000

Dividends declared on common stock:
  Class A -- $0.5150 and $0.4550 per share . .                     (3,741,000)                      (3,324,000)
  Class B -- $0.5200 and $0.46 per share . . .                     (7,010,000)                      (6,268,000)
                                                                  (10,751,000)                      (9,592,000)

Undistributed Earnings . . . . . . . . . . . .                    $17,391,000                      $11,117,000

Average number of shares outstanding . . . . .                     20,750,998                       20,941,469

Undistributed earnings divided
by average number
of shares outstanding  . . . . . . . . . . . .                    $.8381                           $.5309

                                                Class A           Class B           Class A        Class B

Undistributed earnings per share . . . . . . .  $ .8381           $ .8381           $.5309         $.5309
Assumed distribution of earnings . . . . . . .    .5150             .5200            .4550          .4600
  Earnings per share . . . . . . . . . . . . .  $1.3531           $1.3581           $.9859         $.9909

  Rounded. . . . . . . . . . . . . . . . . . .  $  1.36           $  1.36           $  .99         $  .99

                                                           Part I-Exhibit(11)